EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into this 28th day of February, 2000, by and between LABONE, INC., a Missouri corporation ("LabOne"),and John W. McCarty("Employee").

     WITNESSETH:

     WHEREAS, LabOne is a laboratory specializing in clinical and insurance testing and related services ("Lab Business"); and

     WHEREAS, Employee is knowledgeable and has substantial experience in the clinical laboratory testing business; and

     WHEREAS, in accordance with the terms and provisions of this Agreement, LabOne desires to employ Employee to obtain the benefit of his knowledge and experience, and Employee desires to be employed by LabOne; and

     WHEREAS, LabOne and Employee agree that the restrictive covenants and confidentiality agreements contained in this Agreement are essential to the growth and stability of the Lab Business of LabOne and to the continuing viability of the Lab Business in the event the employment of Employee is terminated;

     NOW, THEREFORE, in consideration of LabOne's agreement to employ Employee and the mutual promises herein contained, the parties hereto agree as follows:

     1. Employment. LabOne hereby agrees to employ Employee, and Employee hereby agrees to accept such employment and to perform his duties and obligations hereunder, in accordance with the terms and conditions hereinafter set forth.

     2. Term. The term of Employee's employment pursuant to this Agreement shall commence on April 1, 2000 and shall continue until terminated in accordance with the provisions of Paragraph 13 hereof.

     3. Duties and Responsibilities. Employee shall serve as Chief Financial Officer of LabOne, shall serve in such other capacities as the Officers or Board of Directors of LabOne may from time to time prescribe, shall perform all duties and responsibilities incidental to such positions and shall cooperate fully with the Board of Directors and Officers of LabOne. Employee shall devote all of his business time, attention and energy to the performance of such duties and responsibilities.

     4. Compensation. During the term of Employee's employment pursuant to this Agreement, Employee shall be paid a salary of $14,583 per calendar month, or such other amount, which shall not be less than said base salary, as may from time to time be determined by LabOne, payable in arrears. Employee shall also be entitled to a car allowance of $400 per calendar month.






     5. Relocation Expenses. LabOne will reimburse Employee in an amount up to $50,000 for his expenses of relocating his residence from Scottsdale, Arizona to the Greater Kansas City Area. Relocation Expense shall include: costs associated with the sale of Employee's residence in Phoenix, Arizona; moving of contents; and up to three house-hunting trips in Kansas City.

     6. Stock Option. Employee shall be entitled to a grant of a Non-Qualified Stock Option under the LabOne, Inc. 1997 Long-Term Incentive Plan for Seventy Thousand (70,000) shares of the common stock of LabOne, at an option price equal to the fair market value per share of the common stock of LabOne on earlier of the date of grant or date of first employment, as determined by the Long-Term Incentive Plan Committee, such Stock Option Agreement to be in the form attached hereto as Exhibit A.

     7. Annual Incentive Bonus and Other Fringe Benefits. During the term hereof, Employee shall be eligible to receive an annual incentive bonus based upon the performance of LabOne in relation to pre-determined financial goals established by the Compensation Committee of the Board of Directors of LabOne, after consultation with Employee. Employee shall be eligible for a bonus for three-fourths (3/4) of a year of service for the year 2000. Employee shall also be entitled to participate in such fringe benefit programs as LabOne may make available from time to time to its executive officers, which shall include reasonable hospital and major medical insurance coverage, long-term disability and life insurance, in amounts and on terms no less favorable than those provided to other executive officers of LabOne.

     8. Inventions. All inventions, products, discoveries, improvements, processes, manufacturing, marketing and service methods and techniques, formulae, design, styles, specifications, databases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by Employee (whether or not at the request or suggestion of LabOne, alone or in conjunction with others, and whether during regular hours at work or otherwise) during Employee's period of employment with LabOne (collectively, "Inventions"), shall be promptly and fully disclosed by Employee to an appropriate executive of LabOne. Employee hereby assigns, transfers and conveys to LabOne all rights in and to all Inventions as its exclusive property. Employee shall give evidence and promptly execute and/or deliver to an appropriate executive of LabOne, without any additional compensation therefor, all papers, drawings, models, programs, data, documents and other material:

          (a) pertaining to or in any way relating to or evidencing any Inventions, or

          (b) necessary or desirable to document such transfer, or to enable LabOne to file and process applications for and to acquire, maintain and enforce any and all patents, trademarks, registrations or copyrights with respect to any such Inventions, or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright.




     LabOne will be responsible for the preparation of any such instruments, documents and papers and for the implementation of any such proceedings and will reimburse Employee for all reasonable expenses incurred by Employee in complying with the provisions of this Section. EMPLOYEE IS HEREBY NOTIFIED THAT the provisions of this Paragraph 8 shall not apply to an Invention for which no equipment, supplies, facility or trade secret information of LabOne was used and which was developed entirely on Employee's own time, unless:

          (i) the Invention relates directly to the business of LabOne or to its actual or demonstratively anticipated research or development, or

          (ii) the Invention results from any work performed by Employee for LabOne.

     9. Property of LabOne. All correspondence, notes, recordings, documents, customer lists and other materials and reproductions thereof pertaining to any aspect of the business of LabOne shall be the property of and shall be delivered to and retained by LabOne upon termination of his employment pursuant to this Agreement.

     10. Confidentiality. During the term of and at any time after the termination of his employment pursuant to this Agreement, Employee will hold in trust and confidence and will not divulge, disclose or convey to any person, firm, corporation or other entity and will keep secret and confidential all trade secrets, proprietary information and confidential information heretofore or hereafter acquired by him concerning LabOne or its subsidiaries, and will not use the same for himself or others in any manner, except to the extent that such information should become no longer a trade secret, proprietary or confidential. Such trade secrets, proprietary information and confidential information shall be deemed to include, but shall not be limited to, information, whether written or not and not approved for disclosure by the Board of Directors for LabOne:

          (a) of a technical nature, such as but not limited to, technology, inventions, discoveries, improvements, processes, formulae, ideas, know-how, methods, compositions, computer software programs or research projects, including the identity of research organizations and researchers,

          (b) of a business nature, such as but not limited to information concerning costs, profits, supplies, suppliers, marketing, sales or lists of customers, and

          (c) pertaining to future developments, such as but not limited to information concerning research and development or future marketing methods.










     11. Restrictive Covenants. In consideration of Employee's employment with LabOne and in further consideration of the compensation provided to Employee hereunder and the post-termination payments, if any, provided for in Paragraph 13 hereof, Employee agrees that during the term of his employment pursuant to this Agreement, and for a period of two (2) years after the termination for any reason of his employment pursuant to this Agreement, Employee will not, without the prior written consent of LabOne, directly or indirectly, individually or in concert with other, or through the medium of any other corporation, partnership, syndicate, association, joint venture, or other entity or as an employee, officer, director, agent, consultant, partner, member or otherwise:

          (a) solicit, accept, divert or service, or attempt to solicit, accept, divert or service, any business similar to the type and character of business then engaged in by LabOne from any person, corporation or other entity who was as of the date of the termination of Employee's employment a customer of LabOne,

          (b) solicit, induce or encourage any employee, contractor or agent of LabOne to terminate employment or any other relationship with LabOne or to compete with LabOne in any manner, or

          (c) compete with LabOne in the Lab Business or in any other business conducted by LabOne as of the date of termination of Employer's employment.

     It is understood and agreed that Paragraph 11(c) shall apply only with respect to the following geographic area: All territory in which LabOne or its representatives or agents, as of the date of the termination of Employee's employment pursuant hereto, sells or offers for sale LabOne's products or services.

     12. Judicial Relief. LabOne and Employee agree that in the event that any court shall finally hold that any provision of Paragraph 11 of this Agreement is void or constitutes an unreasonable restriction against Employee, the provisions of Paragraph 11 shall not be rendered void, but shall apply with respect to such time or territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances. LabOne shall be entitled to appropriate injunctive relief in any court of competent jurisdiction to enforce its rights under Paragraphs 8, 9, 10 and 11 of this Agreement, in addition to any other rights and remedies available to LabOne at law or in equity, it being agreed that any violation of Paragraphs 8, 9, 10 or 11 of this Agreement by Employee is reasonably likely to cause irreparable damage to LabOne which will be difficult or impossible to value in monetary damages.











     13. Termination. Employee's employment pursuant to this Agreement shall terminate upon the occurrence of any of the following events:

          (a) Death. In the event that Employee dies during the term of this Agreement, LabOne shall pay to his executors or administrators an amount equal to the installments of his salary payable for the month in which he dies, and thereafter, LabOne shall have no further liability or obligation hereunder to his executors, heirs or assigns or any other person claiming under or through him.

          (b) Disability. In the event that Employee continues to be unable to fully perform his duties and responsibilities hereunder by reason of illness, injury or mental or physical disability or incapacity for ninety (90) consecutive days, during which time he shall continue to be compensated for monthly installments of salary as provided in Paragraph 4 hereof, Employee's employment pursuant to this Agreement may be terminated by LabOne, and LabOne shall thereafter have no further liability or obligation hereunder to Employee. Employee agrees in the event of any dispute under this paragraph to submit to a physical examination by a licensed physician selected by LabOne and to accept LabOne's decision based on the results thereof.

          (c) Voluntary Termination. Employee's employment may be voluntarily terminated by Employee giving thirty (30) days' prior written notice to LabOne. In the event Employee voluntarily terminates employment, LabOne shall have no further liability or obligation hereunder to Employee.

          (d) Termination for Cause. Employee's employment may be involuntarily terminated by LabOne at any time for cause. In the event that Employee is involuntarily terminated by LabOne for cause, LabOne shall thereafter have no further liability or obligation hereunder to Employee.

          (e) Termination Without Cause. Employee's employment may be involuntarily terminated by LabOne at any time without cause by LabOne giving thirty (30) days' prior written notice to Employee. In the event that Employee is involuntarily terminated without cause by LabOne, LabOne shall pay to Employee in a lump sum an amount equal to twelve (12) months' base salary. Said amount shall be paid to Employee within thirty (30) days of LabOne's giving notice of termination to Employee and shall be determined by the aggregate of the last twelve (12) months' base salary of Employee preceding the month LabOne transmits such notice of termination. Upon such payment, LabOne shall have no further liability or obligation hereunder to Employee.








          (f) Termination Subsequent to Change in Control. Notwithstanding any other provision of this Agreement to the contrary, in the event that (i) a change of control of LabOne shall occur at any time during which Employee is in the full-time employment of LabOne or its successor and
                (ii) within one (1) year after such a change in control, Employee's employment with LabOne or its successor is terminated by LabOne or its successor for any reason other than permanent disability, death or normal retirement, or is voluntarily terminated by Employee for any reason at his sole discretion, LabOne will promptly pay to Employee as termination compensation the lump sum amount described below.

                The lump sum compensation payable to Employee shall be equal to three (3) times the average annual compensation includible in Employee's gross income for the most recent five (5) taxable years ending before the date of the change in control. If Employee has been an employee of LabOne for less than 5 years, Employee's lump sum payment shall be equal to 3 times the average annual compensation includible in Employee's gross income based on the portion of the 5 year period during which officer performed services for LabOne. To the extent that any amount required to be paid hereunder would constitute an "excess parachute payment" within the meaning of Section 28OG(b) of the Internal Revenue Code of 1986, that excess amount need not be paid.

                For purposes of this Section (f), a "change of control" shall be deemed to have taken place if there shall have occurred (i) the sale or other disposition resulting in the transfer of legal or beneficial ownership of, or the right to vote, more than fifty percent (50%) of the outstanding capital stock of LabOne to one or more third-party purchasers, except in connection with an underwritten public offering of the common stock of LabOne, (ii) a merger or consolidation of LabOne with or into any entity, or (iii) a sale or other transfer of substantially all of the assets of LabOne to any person or entity.

          In the event of termination of employment under the circumstances described above, LabOne shall pay to Employee the installments of his base salary through the date of termination of employment, any annual incentive bonus for the previous year if such has been approved but not paid and the lump sum amount as termination compensation described above. Such payments to Employee and the arrangements provided for by any stock option or other agreement between LabOne and Employee in effect at the time and by any other applicable plan of LabOne will constitute the entire obligation of LabOne to Employee with respect to such termination, and will also constitute full settlement of any claim under law or in equity that Employee might otherwise assert against LabOne or any of its employees on account of such termination.






     14. Survival. Notwithstanding the termination of Employee's employment pursuant to the provisions of Paragraph 13 hereof, Employee's obligations under Paragraphs 8, 9, 10 and 11 hereof and the provisions for relief against Employee in Paragraph 12 hereof shall continue in full force and effect. Any right or power conferred upon LabOne or the Board of Directors of LabOne by the terms of this Agreement shall inure to the benefit of any person(s) of entity(ies) into which LabOne is consolidated, merged or liquidated, and the Board of Directors or other governing body of any such corporation of other entity.

     15. Law Governing. This Agreement shall be governed by and interpreted under the laws of the State of Missouri.

     16. Notices. All notices and other communications required or permitted hereunder or necessary or convenient shall be deemed to have been given when mailed by certified or registered mail, postage prepaid, addressed as follows:

     If to Employee, to:     John W. McCarty,
                             12501 Sagamore
                             Leawood, Kansas


     and if to LabOne, to:   W. Thomas Grant II
                             President and Chief Executive Officer
                             LabOne, Inc.
                             10101 Renner Boulevard
                             Lenexa, Kansas  66219,

or such other persons and addresses as have been furnished by Employee or LabOne to the other in writing. The failure of Employee or LabOne to require strict performance of any provision of this Agreement by the other, or the forbearance to exercise any right or remedy, shall not be construed as a waiver by such party of any such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     17. Contents of Agreement, Amendment and Assignment. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cannot be changed, modified or terminated except in writing. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee.

     18. Severability. If any provision of this Agreement or the application thereof under any circumstance is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     19. Gender. Masculine pronouns used herein shall refer to the masculine or feminine gender as appropriate.




     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


          LABONE, INC.


     By:  /s/ W. Thomas Grant II
          -----------------------------
          W. THOMAS GRANT II, President



          /s/ JOHN W. McCARTY
          --------------------
            JOHN W. McCARTY
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